Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2008, for the years ended December 31, 2007 and 2006, and to the reference to our firm under the caption “Experts” in this registration statement.

                                                                           /s/ Sweeney, Matz & Co., LLC

Pompano Beach, Florida

February 13, 2009